[COGENAMERICA LETTERHEAD]
------------------------------
One Carlson Parkway, Suite 240
Minneapolis, MN   55447-4454
Telephone (612) 745-7900
Facsimile (612) 745-7901

                                                                    NEWS RELEASE

FOR IMMEDIATE RELEASE

               COGENAMERICA TO BE ACQUIRED BY CALPINE CORPORATION
                                 AND NRG ENERGY
--------------------------------------------------------------------------------
MINNEAPOLIS, MN (AUGUST 27, 1999) - Cogeneration Corporation of America ("CogenAmerica") (Nasdaq: CGCA) and Calpine Corporation ("Calpine") (NYSE: CPN) have announced today the execution of a definitive agreement pursuant to which Calpine, through Calpine East Acquisition Corp. (the "Acquisition Corp."), a subsidiary of Calpine, will acquire the outstanding common stock of CogenAmerica, other than certain shares held by NRG Energy, Inc. ("NRG"), for $25.00 per share.

NRG owns 3,106,612 common shares representing 45.3% of the outstanding common stock of CogenAmerica. Pursuant to the transaction, NRG will contribute to Acquisition Corp. approximately 1.5 million shares representing a 20% interest in Acquisition Corp. and receive the merger consideration of $25.00 per share for the remainder of its shares held. The transaction contemplates that NRG will retain a 20% interest in CogenAmerica following completion of the transaction.

The transaction is subject to various regulatory approvals and approval by shareholders of CogenAmerica. NRG has agreed to vote its shares in favor of the transaction. The transaction is anticipated to close during the fourth quarter of 1999. Donaldson, Lufkin & Jenrette served as financial advisor to CogenAmerica in this transaction.

CogenAmerica and its subsidiaries develop and own cogeneration projects that produce electric and thermal energy for sale to industrial and commercial users and public utilities. Calpine Corporation is a leading independent power company dedicated to providing clean, competitively-priced electricity and thermal energy.

Certain information contained in this press release contains statements that are forward-looking. Such forward-looking information involves risks and uncertainties that could significantly affect results in the future and, accordingly, such results may differ from those expressed in any forward-looking statement made by or on behalf of CogenAmerica.

For additional information contact Timothy P. Hunstad, vice president and chief financial officer at (612) 745-3342 or e-mail at tim.hunstad@cogenamerica.com or Frank N. Hawkins, Jr. or Julie Marshall at Hawk Associates, Inc. (305) 852-2383. Copies of CGCA press releases, SEC filings, current price quotes and other valuable information for investors may be found on the website http://www.hawkassociates.com

                          AGREEMENT AND PLAN OF MERGER


                              DATED AUGUST 26, 1999


                                      AMONG


                              CALPINE CORPORATION,


                         CALPINE EAST ACQUISITION CORP.


                                       AND


                       COGENERATION CORPORATION OF AMERICA

                                TABLE OF CONTENTS

                          AGREEMENT AND PLAN OF MERGER

ARTICLE I        THE MERGER.....................................................................................2
   Section 1.1   The Merger.....................................................................................2
   Section 1.2   Effective Time.................................................................................2
   Section 1.3   Effects of the Merger..........................................................................2
   Section 1.4   Charter and By-Laws; Directors and Officers....................................................2
   Section 1.5   Conversion of Securities.......................................................................2
   Section 1.6   Payment Agent..................................................................................4
   Section 1.7   Transfer Taxes; Withholding....................................................................4
   Section 1.8   Return of Payment Fund.........................................................................5
   Section 1.9   No Further Ownership Rights in Company Common Stock............................................5
   Section 1.10  Closing of Company Transfer Books..............................................................5
   Section 1.11  Lost Certificates..............................................................................5
   Section 1.12  Further Assurances.............................................................................5
   Section 1.13  Closing........................................................................................6
ARTICLE II       REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB...............................................6
   Section 2.1   Organization, Standing and Power...............................................................6
   Section 2.2   Authority......................................................................................7
   Section 2.3   Consents and Approvals; No Violation...........................................................7
   Section 2.4   Information Supplied...........................................................................8
   Section 2.5   Actions and Proceedings........................................................................8
   Section 2.6   Operations of Sub..............................................................................9
   Section 2.7   Brokers........................................................................................9
   Section 2.8   Financing......................................................................................9
ARTICLE III      REPRESENTATIONS AND WARRANTIES OF THE COMPANY..................................................9
   Section 3.1   Organization, Standing and Power...............................................................9
   Section 3.2   Capital Structure.............................................................................10
   Section 3.3   Authority.....................................................................................11
   Section 3.4   Consents and Approvals; No Violation..........................................................11
   Section 3.5   SEC Documents and Other Reports...............................................................12
   Section 3.6   Information Supplied..........................................................................13
   Section 3.7   Absence of Certain Changes or Events..........................................................13
   Section 3.8   Permits and Compliance........................................................................13
   Section 3.9   Tax Matters...................................................................................14
   Section 3.10  Actions and Proceedings.......................................................................16
   Section 3.11  Certain Agreements............................................................................16
   Section 3.12  ERISA.........................................................................................17
   Section 3.13  Compliance with Worker Safety and Environmental Laws..........................................18
   Section 3.14  Labor Matters.................................................................................18
   Section 3.15  State Takeover Statute........................................................................18
   Section 3.16  Required Vote of Company Stockholders.........................................................19
   Section 3.17  Brokers.......................................................................................19
   Section 3.18  Opinion of Financial Advisor..................................................................19
   Section 3.19  Utility Regulation............................................................................19
   Section 3.20  Insurance.....................................................................................19
   Section 3.21  Related Party Transactions....................................................................20
ARTICLE IV       COVENANTS OF THE COMPANY......................................................................20
   Section 4.1   Conduct of Business Pending the Merger........................................................20
   Section 4.2   No Solicitation...............................................................................23

                                       i


ARTICLE V        ADDITIONAL AGREEMENTS.........................................................................24
   Section 5.1   Stockholder Meeting...........................................................................24
   Section 5.2   Preparation of the Proxy Statement and Schedule 13e-3.........................................24
   Section 5.3   Access to Information.........................................................................25
   Section 5.4   Fees and Expenses.............................................................................25
   Section 5.5   Best Efforts..................................................................................26
   Section 5.6   Public Announcements..........................................................................27
   Section 5.7   Real Estate Transfer and Gains Tax............................................................27
   Section 5.8   Indemnification; Directors and Officers Insurance.............................................28
   Section 5.9   Notification of Certain Matters...............................................................29
   Section 5.10  Employee Benefit Plans and Agreements.........................................................29
   Section 5.11  Performance by Sub............................................................................30
   Section 5.12  Additional Consents and Approvals.............................................................30
ARTICLE VI       CONDITIONS PRECEDENT TO THE MERGER............................................................30
   Section 6.1   Conditions to Each Party's Obligation to Effect the Merger....................................30
   Section 6.2   Conditions to Obligation of the Company to Effect the Merger..................................31
   Section 6.3   Conditions to Obligations of Parent and Sub to Effect the Merger..............................31
ARTICLE VII      TERMINATION, AMENDMENT AND WAIVER.............................................................32
   Section 7.1   Termination...................................................................................32
   Section 7.2   Effect of Termination.........................................................................34
   Section 7.3   Amendment.....................................................................................34
   Section 7.4   Waiver........................................................................................34
ARTICLE VIII     GENERAL PROVISIONS............................................................................34
   Section 8.1   Non-Survival of Representations and Warranties................................................34
   Section 8.2   Notices.......................................................................................34
   Section 8.3   Interpretation................................................................................35
   Section 8.4   Counterparts..................................................................................35
   Section 8.5   Entire Agreement; No Third-Party Beneficiaries................................................35
   Section 8.6   Governing Law.................................................................................36
   Section 8.7   Assignment....................................................................................36
   Section 8.8   Severability..................................................................................36
   Section 8.9   Enforcement of this Agreement.................................................................36
   Section 8.10  Consent to Jurisdiction.......................................................................36

                          AGREEMENT AND PLAN OF MERGER

        THIS AGREEMENT AND PLAN OF MERGER, dated as of August 26, 1999 (the "Agreement"), is executed by and among CALPINE CORPORATION, a Delaware corporation ("Parent"), CALPINE EAST ACQUISITION CORP., a Delaware corporation and a subsidiary of Parent ("Sub"), and COGENERATION CORPORATION OF AMERICA, a Delaware corporation (the "Company") (Sub and the Company being hereinafter collectively referred to as the "Constituent Corporations").

                                    RECITALS:

        WHEREAS, the respective Boards of Directors of Parent, Sub and the Company have approved the merger (the "Merger") of Sub with and into the Company, on the terms and subject to the conditions set forth in this Agreement, whereby each outstanding share of common stock, par value $.01 per share, of the Company (the "Company Common Stock") not owned by Parent, Sub or the Company will be converted into the right to receive $25.00 per share (the "Merger Price") in cash pursuant to this Agreement;

        WHEREAS, simultaneously with the execution and delivery of this Agreement, Parent and NRG Energy, Inc., a Delaware corporation (the "Principal Company Stockholder"), are entering into an agreement (the "Company Stockholder Agreement" and together with this Agreement, the "Transaction Documents") pursuant to which the Principal Company Stockholder and Parent or Sub have agreed to take specified actions in connection with the transactions contemplated by this Agreement;

        WHEREAS, the Board of Directors of the Company has duly and unanimously adopted resolutions approving the transactions contemplated by the Transaction Documents in form and substance sufficient to render
Section 203 of the Delaware General Corporation Law (the "DGCL") inapplicable to Parent and Sub; and

        WHEREAS, Parent, Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

        NOW, THEREFORE, in consideration of the premises, representations, warranties and agreements herein contained, the parties agree as follows:

                                    ARTICLE I

                                   THE MERGER

        Section 1.1 THE MERGER. Upon the terms and subject to the conditions hereof, and in accordance with the DGCL, Sub shall be merged with and into the Company at the Effective Time (as hereinafter defined). Following the Merger, the separate corporate existence of Sub shall cease and the Company shall continue as the surviving corporation (the "Surviving Corporation") and shall succeed to and assume all the rights and obligations of Sub in accordance with the DGCL.

        Section 1.2 EFFECTIVE TIME. The Merger shall become effective when a Certificate of Merger (the "Certificate of Merger"), executed in accordance with the relevant provisions of the DGCL, is filed with the Secretary of State of the State of Delaware; PROVIDED, HOWEVER, that, upon the mutual consent of the Constituent Corporations, the Certificate of Merger may provide for a later date or time of effectiveness of the Merger. When used in this Agreement, the term "Effective Time" shall mean the date and time at which the Certificate of Merger is accepted for record or such later date or time established by the Certificate of Merger. The filing of the Certificate of Merger shall be made on the date of the Closing (as hereinafter defined).

        Section 1.3 EFFECTS OF THE MERGER. The Merger shall have the effects set forth in Section 259 of the DGCL.

        Section 1.4 CERTIFICATE OF INCORPORATION AND BY-LAWS; DIRECTORS AND OFFICERS

        (a) CERTIFICATE OF INCORPORATION AND BY-LAWS. The Certificate of Incorporation of the Company shall be amended as set forth in Exhibit A to this Agreement (the "Amendment"), which amendment shall be effective as soon as practicable after the Company's shareholders have approved the amendment and prior to the Effective Time. At the Effective Time, the Certificate of Incorporation of the Company, as in effect immediately prior to the Effective Time, shall be amended and restated to read as did the Certificate of Incorporation of Sub immediately prior to the Effective Time. At the Effective Time, the By-Laws of the Company, as in effect immediately prior to the Effective Time, shall be amended and restated to read as did the By-Laws of Sub immediately prior to the Effective Time. As so amended and restated, such Certificate of Incorporation and By-Laws of the Company shall be the Certificate of Incorporation and By-Laws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

        (b) DIRECTORS AND OFFICERS. From and after the Effective Time, the directors of Sub at the Effective Time shall be the directors of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be. From and after the Effective Time, the officers of the Sub at the Effective Time shall be the officers of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

        Section 1.5 CONVERSION OF SECURITIES. As of the Effective Time, by virtue of the Merger and without any action on the part of Sub, the Company or the holders of any securities of the Constituent Corporations:

        (a) Each issued and outstanding share of common stock, without par value, of Sub shall be converted into one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation with the same rights, powers and privileges as the shares so converted and shall constitute the only outstanding shares of capital stock of the Surviving Corporation.

        (b) All shares of Company Common Stock that are held in the treasury of the Company or owned by Parent, Sub or any Subsidiary (as defined in Section 2.1) of either of them shall be canceled and no cash or other consideration shall be delivered in exchange therefor.

        (c) Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares to be canceled in accordance with Section 1.5(b) and Dissenting Shares (as defined in Section 1.5(e)) shall be converted into the right to receive an amount of cash equal to the Merger Price without interest. All such shares of Company Common Stock, when so converted, shall no longer be outstanding and shall automatically be canceled and retired and each holder of a certificate (the "Certificate") formerly representing any such shares shall cease to have any rights with respect thereto, except the right to receive the cash to be paid to such holder pursuant to Article I hereof (the "Merger Consideration") upon the surrender of a Certificate or Certificates in accordance with Section 1.6 hereof.

        (d) (i) At the Effective Time, each outstanding option to purchase Company Common Stock (each a "Company Stock Option") granted under the Company Stock Plans (as defined herein), whether or not then exercisable, shall be cancelled and each holder of a cancelled Company Stock Option shall be entitled to receive at the Effective Time or as soon as practicable thereafter from the Company, upon execution and delivery to the Payment Agent (as defined in Section 1.6 below) of an option termination agreement, in form and substance reasonably acceptable to Parent in consideration for the cancellation of such Company Stock Option an amount in cash (the "Option Consideration") equal to (x) the number of shares of Company Common Stock previously subject to such Company Stock Option that but for the cancellation thereof pursuant to the provisions of this Section 1.5(d) would have been currently exercisable (after giving effect to any acceleration of vesting pursuant to the terms of such Company Stock Option as a result of the consummation of the Merger), multiplied by (y) the excess, if any, of the Merger Price over the exercise price per share of Company Common Stock previously subject to such Company Stock Option (such payment to be net of applicable withholding taxes).

            (ii) Except as provided herein or as otherwise agreed to by the parties and to the extent permitted by the Company Stock Plans, (x) the Company Stock Plans shall terminate as of the Effective Time and the provisions in any other plan, program or arrangement providing for the issuance or grant of any other interest in respect of the capital stock of the Company or any of its Subsidiaries shall be deleted as of the Effective Time and (y) the Company shall use all reasonable efforts to ensure that following the Effective Time no holder of Company Stock Options or any participant in the Company Stock Plans or any other plans, programs or arrangements shall have any right thereunder to acquire any equity securities of the Company, the Surviving Corporation or any subsidiary thereof.

        (e) Notwithstanding anything in this Agreement to the contrary, shares ("Dissenting Shares") of Company Common Stock that are outstanding immediately prior to the Effective Time and that are held by Persons who are entitled to demand and have properly demanded dissention rights with respect to such Dissenting Shares pursuant to, and who comply in all respects with,
Section 262 of the DGCL ("Section 262") shall not be converted into the Merger Consideration as provided in Section 1.5(c), but rather the holders of Dissenting Shares shall be entitled to payment of the fair market value of such Dissenting Shares in accordance with Section 262; PROVIDED, HOWEVER, that if any holder of Dissenting Shares shall fail to perfect or otherwise shall waive, withdraw or lose the right to Dissenting under Section 262, then the right of such holder to be paid the fair value of such holder's Dissenting Shares shall cease and such Dissenting Shares shall be treated as if they had been converted as of the Effective Time into the Merger Consideration, as provided in Section 1.5(c). The Company shall serve prompt notice to Parent of any demands received by the Company for dissenter's rights with respect to any shares of Company Common Stock, and Parent shall have the right to participate in and direct all negotiations and proceedings with respect to such demands. The Company shall not, except with the prior written consent of Parent, make any payment with respect to, or settle or offer to settle, any such demands, or agree to do any of the foregoing.

        Section 1.6 PAYMENT AGENT.

        (a) EXCHANGE OF CERTIFICATES. Parent shall authorize a commercial bank or trust company (or such other Person or Persons as shall be reasonably acceptable to Parent and the Company) to act as Payment Agent hereunder (the "Payment Agent"). As soon as practicable after the Effective Time, Parent shall deposit with the Payment Agent, in trust for the holders of shares of Company Common Stock converted in the Merger and holders of Company Stock Options, an amount of cash equal to or exceeding the aggregate Merger Consideration to be paid to holders of Company Common Stock pursuant to
Article I hereof and any Option Consideration to be paid to holders of Company Stock Options pursuant to the terms of Section 1.5(d) (such amount hereinafter the "Payment Fund").

        (b) EXCHANGE PROCEDURES. Parent shall instruct the Payment Agent, as soon as practicable after the Effective Time, to mail to each record holder of a Certificate or Certificates a letter of transmittal, which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon actual delivery of the Certificates to the Payment Agent, and shall contain instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. Upon surrender for cancellation to the Payment Agent of all Certificates held by any record holder of a Certificate, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor a check representing the Merger Consideration, and any Certificate so surrendered shall forthwith be canceled. Holders of Company Stock Options shall receive payment, if any, for such Company Stock Options pursuant to Section 1.5(d).

        Section 1.7 TRANSFER TAXES; WITHHOLDING. If any Merger Consideration is to be paid to any Person other than to the Person named in the Certificate surrendered in exchange therefor, it shall be a condition of such exchange that the Certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and that the Person requesting such exchange shall pay to the Payment Agent any transfer or other taxes required by reason of the payment of the Merger Consideration to a Person other than to the Person named in the Certificate surrendered, or shall establish to the satisfaction of the Payment Agent that such tax has been paid or is not applicable. Parent or the Payment Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Common Stock or holder of a Company Stock Option such amounts as Parent or the Payment Agent is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the "Code") or under any provision of state, local or foreign tax law. To the extent that amounts are so withheld by Parent or the Payment Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Common Stock or the holder of a Company Stock Option in respect of which such deduction and withholding was made by Parent or the Payment Agent. For purposes of this Agreement, "Person" shall mean an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity.

        Section 1.8 RETURN OF PAYMENT FUND. Any portion of the Payment Fund which remains undistributed for six months after the Effective Time shall be delivered to Parent, upon demand of Parent, and any such former stockholders who have not theretofore complied with this Article I and holders of Company Stock Options who have not yet received the Option Consideration shall thereafter look only to Parent for payment of their claim for any Merger Consideration or Option Consideration, as the case may be. Neither Parent nor the Surviving Corporation shall be liable to any former holder of Company Common Stock or holder of a Company Stock Option for any cash held in the Payment Fund which is delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

        Section 1.9 NO FURTHER OWNERSHIP RIGHTS IN COMPANY COMMON STOCK. The payment of the Merger Consideration upon surrender of any Certificate shall be deemed to constitute full satisfaction of all rights pertaining to the shares of Company Common Stock represented by such Certificate.

        Section 1.10 CLOSING OF COMPANY TRANSFER BOOKS. At the Effective Time, the stock transfer books of the Company shall be closed and no transfer of shares of Company Common Stock shall thereafter be made on the records of the Company. If, after the Effective Time, Certificates are presented to the Surviving Corporation, the Payment Agent or the Parent, such Certificates shall be canceled and exchanged as provided in this Article I.

        Section 1.11 LOST CERTIFICATES. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent or the Payment Agent, the posting by such Person of a bond, in such reasonable amount as Parent or the Payment Agent may direct as indemnity against any claim that may be made against them with respect to such Certificate, the Payment Agent will pay the Merger Consideration in exchange for such lost, stolen or destroyed Certificate.

        Section 1.12 FURTHER ASSURANCES. If at any time after the Effective Time the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments or assurances or any other acts or things are necessary, desirable or proper (a) to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of either of the Constituent Corporations, or (b) otherwise to carry out the purposes of this Agreement, the Surviving Corporation and its proper officers and directors or their designees shall be authorized to execute and deliver, in the name and on behalf of either of the Constituent Corporations, all such deeds, bills of sale, assignments and assurances and to do, in the name and on behalf of either Constituent Corporation, all such other acts and things as may be necessary, desirable or proper to vest, perfect or confirm the Surviving Corporation's right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of such Constituent Corporation and otherwise to carry out the purposes of this Agreement.

        Section 1.13 CLOSING. The closing of the transactions contemplated by this Agreement (the "Closing") and all actions specified in this Agreement to occur at the Closing shall take place at the offices of Kaplan, Strangis and Kaplan, P.A., 5500 Norwest Center, 90 South Seventh Street, Minneapolis, Minnesota, at 10:00 a.m., local time, no later than the second business day following the day on which the last of the conditions set forth in Article VI shall have been fulfilled or waived (if permissible) or at such other time and place as Parent and the Company shall agree.

                                   ARTICLE II

                REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB

        Parent and Sub represent and warrant to the Company as follows:

        Section 2.1 ORGANIZATION, STANDING AND POWER. Each of Parent and Sub is a corporation duly organized, validly existing and in good standing under the laws of its place of incorporation and has the requisite corporate power and authority to carry on its business as now being conducted. Parent is duly qualified to do business, and is in good standing in each jurisdiction where the character of the properties owned or held under lease by it or the nature of its activities makes such qualification necessary, except where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect (as hereinafter defined) on Parent. For purposes of this Agreement (a) "Material Adverse Change" or "Material Adverse Effect" means, when used with respect to Parent or the Company, as the case may be, any change or effect that is or could reasonably be expected (as far as can be foreseen at the time) to be materially adverse to the business, assets, liabilities, financial condition or results of operations of Parent and its Subsidiaries, taken as a whole, or the Company and its Subsidiaries, taken as a whole, as the case may be; PROVIDED, HOWEVER, that in determining whether a Material Adverse Change or Material Adverse Effect has occurred with respect to either referenced party, any change or effect, to the extent it is attributable to changes in prevailing interest rates or to any change in general economic conditions affecting companies in industries similar to the industries in which the Company and its Subsidiaries or Parent and its Subsidiaries, as the case may be, operate, shall not be considered when determining if a Material Adverse Change or Material Adverse Effect has occurred; and (b) "Subsidiary" means any corporation, partnership, limited liability company, joint venture or other legal entity of which Parent or the Company, as the case may be (either alone or through or together with any other Subsidiary), owns, directly or indirectly, 50% or more of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation, partnership, limited liability company, joint venture or other legal entity.

        Section 2.2 AUTHORITY. On or prior to the date of this Agreement, Parent and Sub have each approved the Transactions and the Transaction Documents. Each of Parent and Sub has the requisite corporate power and authority to enter into the Transaction Documents and to consummate the transactions contemplated hereby. The execution and delivery of the Transaction Documents by Parent and Sub to which it is a party and the consummation by Parent and Sub of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Parent or Sub, as the case may be, subject to the filing of the Certificate of Merger with the Secretary of State of the State of Delaware. The Transaction Documents to which it is a party have been duly executed and delivered by Parent and Sub and constitute the valid and binding obligations of each of Parent or Sub, as the case may be, enforceable against them in accordance with its terms, except as the enforceability hereof may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally and to judicial limitations on the enforcement of specific performance and other equitable remedies.

        Section 2.3 CONSENTS AND APPROVALS; NO VIOLATION. Assuming that all consents, approvals, authorizations and other actions described in this
Section 2.3 have been obtained and all filings and obligations described in this Section 2.3 have been made, the execution and delivery of the Transaction Documents and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not result in any violation of, or default (with or without notice or lapse of time, or both) under, or give to others a right of termination, cancellation or acceleration of any obligation or the loss of a material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of Parent or any of its Subsidiaries under, any provision of (i) the Certificate of Incorporation or the By-Laws of Parent or the Certificate of Incorporation or By-Laws of Sub, (ii) any provision of the comparable charter or organization documents of any of Parent's Subsidiaries,
(iii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to Parent or any of its Subsidiaries or (iv) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Parent or any of its Subsidiaries or any of their respective properties or assets, other than, in the case of clauses (ii), (iii) or (iv), any such violations, defaults, rights, liens, security interests, charges or encumbrances that, individually or in the aggregate, would not have a Material Adverse Effect on Parent, materially impair the ability of Parent or Sub to perform their respective obligations hereunder or prevent the consummation of any of the transactions contemplated hereby. No filing or registration with, or authorization, consent or approval of, any domestic (federal and state), foreign or supranational court, commission, governmental body, regulatory agency, authority or tribunal (a "Governmental Entity") is required by or with respect to Parent or any of its Subsidiaries in connection with the execution, delivery and performance of any Transaction Agreement by Parent or Sub or is necessary for the consummation of the Transactions, except for (i) in connection, or in compliance, with the provisions of the Hart-Scott-Rodino AntiTrust Improvement Act of 1976 (the "HSR Act") and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (ii) the final order of the Federal Energy Regulatory Commission ("FERC") approving the transfer of jurisdictional facilities under Section 203 of the Federal Power Act in connection with the power generating project of one of the Company's subsidiaries in Parlin, New Jersey (the "Regulatory Approval"), (iii) in connection, or in compliance, with the provisions of the New Jersey Industrial Site Recovery Act and the New Jersey Environmental Cleanup Responsibility Act (the "Applicable New Jersey Law"), (iv) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which the Company or any of its Subsidiaries is qualified to do business, (v) such filings, authorizations, orders, notices and approvals as may be required by state takeover laws (the "State Takeover Approvals"), and (vi) such consents, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made would not, individually or in the aggregate, have a Material Adverse Effect on Parent, or materially impair the ability of Parent or Sub to perform its obligations hereunder or prevent the consummation of any of the transactions contemplated hereby. Neither the Parent nor the Sub is an electric utility or an electric utility holding company or companies, or any affiliate of either, in each case as those terms are utilized by the FERC in regulations or orders implementing the Public Utility Regulatory Policies Act of 1978, as amended, and its successors ("PURPA"). Consummation of the Merger will not result in the loss of the status of any project as a "Qualifying Facility" as defined under PURPA in which the Company or any of its Subsidiaries, directly or indirectly, have an equity interest.

        Section 2.4 INFORMATION SUPPLIED. None of the information to be supplied by Parent or Sub for inclusion or incorporation by reference in the
Schedule 13e-3 to be filed pursuant to the Exchange Act in connection with the transactions contemplated by the Transaction Documents (together with any amendments or supplements thereto, the "Schedule 13e-3") or the proxy statement relating to the Stockholder Meeting (as hereinafter defined) (together with any amendments or supplements thereto, the "Proxy Statement") will, (i) in the case of the Schedule 13e-3, at the time of its filing, at the time of the dissemination of the Schedule 13e-3 and until the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading or (ii) in the case of the Proxy Statement and at the time of the mailing of the Proxy Statement and at the time of the Stockholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation is made by Parent or Sub with respect to statements made or incorporated by reference therein based on information supplied by or on behalf of the Company or NRG Energy, Inc. for inclusion or incorporation by reference therein.

        Section 2.5 ACTIONS AND PROCEEDINGS. As of the date of this Agreement, there are no outstanding orders, judgments, injunctions, awards or decrees of any Governmental Entity against or involving Parent or any of its Subsidiaries, or against or involving any of the present or former directors, officers, employees, consultants, agents or stockholders of Parent or any of its Subsidiaries, as such, or any of its or their properties, assets or business that, individually or in the aggregate, would materially impair the ability of Parent to perform its obligations hereunder. As of the date of this Agreement, there are no actions, suits or claims or legal, administrative or arbitrative proceedings or investigations pending or, to the Knowledge of Parent, threatened against or involving Parent or any of its Subsidiaries or any of its or their present or former directors, officers, employees, consultants, agents or stockholders, as such, or any of its or their properties, assets or business that, individually or in the aggregate, would materially impair the ability of Parent to perform its obligations hereunder. As of the date hereof, there are no actions, suits, labor disputes or other litigation, legal or administrative proceedings or governmental investigations pending or, to the Knowledge of Parent, threatened against or affecting Parent or any of its Subsidiaries or any of its or their present or former officers, directors, employees, consultants, agents or stockholders, as such, or any of its or their properties, assets or business relating to the transactions contemplated by this Agreement. For purposes of this Agreement, "Knowledge of Parent" means the actual knowledge of the executive officers of Parent after due inquiry.

        Section 2.6 OPERATIONS OF SUB. Sub is a direct subsidiary of Parent, was formed solely for the purpose of engaging in the transactions contemplated hereby, has engaged in no other business activities and has conducted its operations only as contemplated hereby.

        Section 2.7 BROKERS. No broker, investment banker or other Person is entitled to any broker's, finder's or other similar fee or commission in connection with the transaction contemplated by this Agreement based upon the arrangements made by or on behalf of Parent or Sub.

        Section 2.8 FINANCING. Parent has sufficient capital resources necessary to perform its obligations under the Transaction Documents, including but not limited to the advances under Section 5.11.

                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        The Company represents and warrants to Parent and Sub that, subject to the disclosures set forth in the letter dated as of the date hereof and delivered on the date hereof by Company to Parent (the "Company Letter"):

        Section 3.1 ORGANIZATION, STANDING AND POWER. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to carry on its business as now being conducted. Each Subsidiary of the Company is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has the requisite corporate (in the case of a Subsidiary that is a corporation) or other power and authority to carry on its business as now being conducted, except where the failure to be so organized, existing or in good standing or to have such power or authority would not, individually or in the aggregate, have a Material Adverse Effect on the Company. The Company and each of its Subsidiaries are duly qualified to do business, and are in good standing, in each jurisdiction where the character of their properties owned or held under lease or the nature of their activities makes such qualification necessary, except where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect on the Company. The Company has delivered or otherwise made available to Parent true and complete and correct copies of the Company's Certificate of Incorporation and By-laws and the certificate of incorporation, by-laws or other constitutive documents of each of the Company's Subsidiaries, in each case as amended to the date of this Agreement.

        Section 3.2 CAPITAL STRUCTURE. The authorized capital stock of the Company consists of 50,000,000 shares of Company Common Stock and 20,000,000 shares of undesignated preferred stock, par value $.01 per share ("Company Preferred Stock"). As of the date of this Agreement, (i) 6,857,269 shares of Company Common Stock were issued and outstanding, all of which were duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights, (ii) 39,800 shares of Company Common Stock were held in the treasury of the Company or by Subsidiaries of the Company, (iii) 877,000 shares of Company Common Stock were reserved for issuance pursuant to outstanding Company Stock Options under the Company's stock plans described under Section 3.2 of the Company Letter (collectively, the "Company Stock Plans"), and (iv) 797,000 Company Stock Options are currently exercisable or will become exercisable upon consummation of the Transactions. A true and complete list of the options (and their exercise prices) referred to in clause (iv) above that are entitled to Option Consideration are set forth on
Section 3.2 of the Company Letter. No Company Stock Options have been granted since May 31, 1999. The Company Stock Plans are the only benefit plans of the Company or its Subsidiaries under which any securities of the Company or any of its Subsidiaries are issuable. No shares of Company Preferred Stock are outstanding. As of the date of this Agreement, except as set forth above no shares of capital stock or other voting securities of the Company or any Subsidiary were issued, reserved for issuance or outstanding. Except as set forth in this Section 3.2, there are no outstanding equity equivalents or interests in the ownership or earnings of the Company or any Subsidiary and there are no options, warrants, calls, rights or agreements to which the Company or any of its Subsidiaries is a party or by which any of them is bound obligating the Company or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or voting securities of the Company or any of its Subsidiaries or obligating the Company or any of its Subsidiaries to grant, extend or enter into any such option, warrant, call, right or agreement. Each outstanding share of capital stock of each Subsidiary of the Company that is a corporation is duly authorized, validly issued, fully paid and nonassessable and each such share is owned by the Company or another Subsidiary of the Company, free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on voting rights, charges and other encumbrances of any nature whatsoever ("Claims"). With respect to the Grays Ferry Cogeneration Partnership, which is the only Subsidiary of the Company which is a partnership (the "Partnership"), CogenAmerica Schuylkill, Inc. has good and valid title to the partnership interests owned by it in the Partnership, free and clear of all Claims. There are no outstanding (i) subscriptions or other rights to purchase or otherwise acquire any partnership interest in the Partnership, (ii) securities convertible into or exchangeable for any partnership interest in the Partnership, or (iii) obligations of the Partnership to issue, deliver or sell any partnership interest, voting securities or securities convertible into or exchangeable for partnership interests in the Partnership. Except for the Subsidiaries of the Company disclosed in the Company SEC Documents (as defined in Section 3.5 below), the Company does not own or control, directly or indirectly, any capital stock or other securities of, or have any ownership interest in, any Person. The Company does not have any outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the stockholders of the Company on any matter. Exhibit 21 to the Company's Annual Report on Form 10-K for the year ended December 31, 1998 (the "Company Annual Report"), as filed with the Securities and Exchange Commission ("SEC"), is a true, accurate and correct statement in all material respects of all of the information as of December 31, 1998 required to be set forth therein by the regulations of the SEC.

        Section 3.3 AUTHORITY. On or prior to the date of this Agreement, the Board of Directors of the Company has approved this Agreement in accordance with the DGCL, resolved to recommend the adoption of this Agreement by the Company's stockholders and directed that this Agreement be submitted to the Company's stockholders for adoption. The Company has all requisite corporate power and authority to enter into each Transaction Document to which it is a Party and, subject, in the case of the Merger, to approval by the stockholders of the Company, to consummate the Merger. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, subject to (x) approval of this Agreement by the stockholders of the Company and (y) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware. This Agreement has been duly executed and delivered by the Company and (assuming the valid authorization, execution and delivery of this Agreement by Parent and Sub and the validity and binding effect of the Agreement on Parent and Sub) constitutes the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as the enforceability hereof may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally and to judicial limitations on the enforcement of specific performance and other equitable remedies. The filing of the Proxy Statement with the SEC has been duly authorized by the Company's Board of Directors.

        Section 3.4 CONSENTS AND APPROVALS; NO VIOLATION. Assuming that all consents, approvals, authorizations and other actions described in this
Section 3.4 have been obtained and all filings and obligations described in this Section 3.4 have been made, the execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, result in any violation of, or default (with or without notice or lapse of time, or both) under, or give to others a right of termination, cancellation or acceleration of any obligation or the loss of a material benefit under, or result in the creation of any Claim upon any of the properties or assets of the Company or any of its Subsidiaries under, any provision of (i) the Certificate of Incorporation or By-Laws of the Company, (ii) any provision of the comparable charter or organization documents of any of the Company's Subsidiaries, (iii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to the Company or any of its Subsidiaries or (iv) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or any of its Subsidiaries or any of their respective properties or assets, other than, in the case of clauses (ii), (iii) or (iv), any such violations, defaults, rights, liens, security interests, charges or encumbrances that, individually or in the aggregate, would not have a Material Adverse Effect on the Company, materially impair the ability of the Company to perform its obligations hereunder or prevent the consummation of any of the transactions contemplated hereby or thereby. No filing or registration with, or authorization, consent or approval of, any Governmental Entity is required by or with respect to the Company or any of its Subsidiaries in connection with the execution and delivery of any Transaction Document to which it is a party or is necessary for the consummation of the Transactions, except for (i) in connection, or in compliance, with the provisions of the HSR Act, the Securities Act and the Exchange Act, (ii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which the Company or any of its Subsidiaries is qualified to do business, (iii) such filings, authorizations, notices, orders and approvals as may be required to obtain the Regulatory Approval, the State Takeover Approvals and in connection with the Applicable New Jersey Laws (collectively, the "Governmental Approvals") and (iv) such other consents, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made would not, individually or in the aggregate, have a Material Adverse Effect on the Company, or materially impair the ability of the Company to perform its obligations hereunder or prevent the consummation of any of the transactions contemplated hereby.

        Section 3.5 SEC DOCUMENTS AND OTHER REPORTS.

        (a) The Company has filed all required documents with the SEC since April 30, 1996 pursuant to Sections 13(a) and 15(d) of the Exchange Act (the "Company SEC Documents"). As of their respective dates, the Company SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and, at the respective times they were filed, none of the Company SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements (including, in each case, any notes thereto) of the Company included in the Company SEC Documents (the "Financial Statements") complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, were prepared in accordance with generally accepted accounting principles (except, in the case of the unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto), are in accordance with the books and records of the Company and fairly presented in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as at the respective dates thereof and the consolidated results of their operations and their consolidated cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments and to any other adjustments described therein). Except as disclosed in the Company SEC Documents or as required by generally accepted accounting principles, the Company has not, since December 31, 1998, made any change in the accounting practices or policies applied in the preparation of financial statements. Except as and to the extent set forth in the Company Annual Report, neither the Company nor any of its Subsidiaries had as of December 31, 1998 any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, that would be required by generally accepted accounting principles to be reflected on the consolidated balance sheet of the Company and its Subsidiaries (including the notes thereto) included in the Financial Statements that are not so reflected.

        (b) The Company has provided to Parent true and complete copies of the financial statements for its Subsidiaries described in Section 3.5 of the Company Letter (the "Project Financial Statements"). The Project Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto), are in accordance with the books and records of the relevant Subsidiary, and fairly present, in all material respects, the financial position of such Subsidiary as at the respective dates thereof and the results of its operations and its cash flows for the periods then ended.

        Section 3.6 INFORMATION SUPPLIED. Each document required to be filed by the Company with the SEC in connection with the transactions contemplated by this Agreement, including, without limitation, the Proxy Statement and the
Schedule 13e-3, and any amendments or supplements thereto will comply in all material respects with the provisions of the Exchange Act. Neither the Proxy Statement (other than with respect to information contained in the Proxy Statement provided to the Company by Parent for inclusion in the Proxy Statement) nor any of the information supplied by the Company for inclusion or incorporation by reference in the Schedule 13e-3, together with any amendments or supplements thereto, will (i) in the case of the Proxy Statement, at the time of the mailing of the Proxy Statement and at the time of the Stockholder Meeting contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, and (ii) in the case of information supplied by the Company for inclusion or incorporation by reference in the
Schedule 13e-3, at the time of its filing, at the time of the dissemination of the Schedule 13e-3 and until the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading.

        Section 3.7 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed in the Company SEC Documents filed with the SEC prior to the date of this Agreement, since December 31, 1998 to the date hereof, (A) the Company and its Subsidiaries have not incurred any material liability or obligation (indirect, direct or contingent), or entered into any material oral or written agreement or other transaction, that is not in the ordinary course of business or that would result in a Material Adverse Effect on the Company,
(B) there has been no change in the capital stock of the Company except for the issuance of shares of the Company Common Stock pursuant to the exercise of Company Stock Options and no dividend or distribution of any kind declared, paid or made by the Company on any class of its stock, (C) there has not been (x) any granting by the Company or any of its Subsidiaries to any executive officer of the Company or any of its Subsidiaries of any increase in compensation, except in the ordinary course of business consistent with prior practice or as was required under employment agreements in effect as of the date of the most recent audited financial statements included in the Company SEC Documents, (y) any granting by the Company or any of its Subsidiaries to any such executive officer of any increase in severance or termination agreements in effect as of the date of the most recent audited financial statements included in the Company SEC Documents or
(z) any entry by the Company or any of its Subsidiaries into any employment, deferred compensation, severance or termination agreement with any such executive officer, and (D) there has been no event causing a Material Adverse Effect on the Company, nor any development that would, individually or in the aggregate, result in a Material Adverse Effect on the Company.

        Section 3.8 PERMITS AND COMPLIANCE. Each of the Company and its Subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Entity necessary for the Company or any of its Subsidiaries to own, lease and operate its properties or to carry on its business as it is now being conducted (the "Company Permits"), except where the failure to have any of the Company Permits would not, individually or in the aggregate, have a Material Adverse Effect on the Company, and as of the date of this Agreement no suspension or cancellation of any of the Company Permits is pending or, to the Knowledge of the Company (as hereinafter defined), threatened, except where the suspension or cancellation of any of the Company Permits would not, individually or in the aggregate, have a Material Adverse Effect on the Company. Neither the Company nor any of its Subsidiaries is in violation of (A) its Certificate of Incorporation, by-laws or other organizational documents, (B) any applicable law, ordinance, administrative or governmental rule or regulation or (C) any order, decree or judgment of any Governmental Entity having jurisdiction over the Company or any of its Subsidiaries, except, in the case of clauses (B) and (C), for any violations that, individually or in the aggregate, would not have a Material Adverse Effect on the Company. Except as disclosed in the Company SEC Documents filed prior to the date of this Agreement, as of the date of this Agreement none of the Company or any of its Subsidiaries is a party to any Material Contract. For purposes of this Agreement, "Material Contract" shall mean any contract or agreement filed as an exhibit to the Company SEC Documents or any other contract or agreement that is material to the business, properties, assets, liabilities, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries, taken as a whole. Except as set forth in the Company SEC Documents filed prior to the date of this Agreement, no event of default or event that, but for the giving of notice or the lapse of time or both, would constitute an event of default exists or, upon the consummation by the Company of the transactions contemplated by this Agreement, will exist under any indenture, mortgage, loan agreement, note or other agreement or instrument for borrowed money, any guarantee of any agreement or instrument for borrowed money, or any lease, contractual license or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any such Subsidiary is bound or to which any of the properties, assets or operations of the Company or any such Subsidiary is subject, other than any defaults that, individually or in the aggregate, would not have a Material Adverse Effect on the Company. All Material Contracts (other than the Affiliate Arrangements (as defined in Section 3.21 below) which will be terminated at the Effective Time) to which the Company or any of its Subsidiaries is a party are in full force and effect and are the valid and binding obligations of the Company or the applicable Subsidiary, enforceable in accordance with their respective terms, subject to bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally and to judicial limitations on the enforcement of specific performance and other equitable remedies. The Company has made available or delivered to Parent true and complete copies of the Material Contracts and all other documents referred to in the Company Letter, in each case as amended to the date of this Agreement. As of the date of this Agreement, set forth in
Section 3.8 of the Company Letter is a description of any material changes to the amount and terms of the indebtedness of the Company and its Subsidiaries as described in the Company Annual Report. For purposes of this Agreement, "Knowledge of the Company" means the actual knowledge of the executive officers of the Company after due inquiry.

        Section 3.9 TAX MATTERS. (i) The Company and each of its Subsidiaries have timely filed all federal, and all material state, local, foreign and provincial, Tax Returns required to have been filed or appropriate extensions therefor have been properly obtained, and such Tax Returns are correct and complete, except to the extent that any failure to so file or any failure to be correct and complete would not, individually or in the aggregate, have a Material Adverse Effect on the Company; (ii) all Taxes shown to be due on such Tax Returns have been timely paid, taking into account extensions for payment that have been properly obtained, or such Taxes are being timely and properly contested which contests as of the date of this Agreement have been disclosed in Section 3.9 of the Company Letter; (iii) the Company and each of its Subsidiaries have complied in all material respects with all rules and regulations relating to the withholding of Taxes except to the extent that any failure to comply with such rules and regulations would not, individually or in the aggregate, have a Material Adverse Effect on the Company; (iv) neither the Company nor any of its Subsidiaries has waived any statute of limitations in respect of its Taxes; (v) any Tax Returns referred to in clause (i) relating to federal and state income Taxes have been examined by the IRS or the appropriate state taxing authority or the period for assessment of the Taxes in respect of which such Tax Returns were required to be filed has expired;
(vi) no material issues that have been raised in writing by the relevant taxing authority in connection with the examination of the Tax Returns referred to in clause (i) are currently pending and each such examination has been completed; (vii) all deficiencies asserted or assessments made as a result of any examination of such Tax Returns by any taxing authority have been paid in full or are being timely and properly contested which contests as of the date of this Agreement have been disclosed in Section 3.9 of the Company Letter; and (viii) no withholding is required under Section 1445 of the Code in connection with the Merger; (ix) neither the Company nor any of its Subsidiaries is party to or bound by any tax-sharing agreement, tax indemnity obligation or similar agreement, arrangement or practice with respect to Taxes (including any advance pricing agreement, closing agreement or other agreement relating to Taxes with any taxing authority); (x) neither the Company nor any of its Subsidiaries nor any affiliated group that includes any of them shall be required to include in a taxable period ending after the Closing Date any material amount of taxable income attributable to income that accrued in a prior taxable period but was not recognized in any prior taxable period as a result of the installment method of accounting, the long-term contract method of accounting, the cash method of accounting or
Section 481 of the Code or any comparable provision of state, local, or foreign Tax law, or for any other reason; (xi) neither the Company nor any of its Subsidiaries has made any consent under Section 341 of the Code, no property of the Company or of any of its Subsidiaries is "tax exempt use property" within the meaning of Section 168(h) of the Code, neither the Company nor any of its Subsidiaries is a party to any lease made pursuant to
Section 168(f)(8) of the Internal Revenue Code of 1954 and none of the assets of the Company or of any of its Subsidiaries is subject to a lease under
Section 7701(h) of the Code or under any predecessor section thereof; (xii) neither the Company nor any of its Subsidiaries has requested any extension of time within which to file any Tax return, which return has not yet been filed; and (xiii) no power of attorney with respect to any Taxes has been executed or filed with any taxing authority by or on behalf of the Company or any of its Subsidiaries. The Company has delivered or made available to Parent for inspection (A) true and complete copies of all material Tax returns of the Company and any affiliated group of which the Company is a member and of any of the Company's Subsidiaries relating to Taxes for all taxable periods for which the applicable statute of limitations has not yet expired and (B) complete and correct copies of all material private letter rulings, revenue agent reports, information document requests, notices of proposed deficiencies, deficiency notices, protests, petitions, closing agreements, settlement agreements, pending ruling requests and any similar documents, submitted by, received by or agreed to by or on behalf of the Company or any such group or Subsidiary, or, to the extent related to the income, business, assets, operations, activities or status of the Company or any such group or Subsidiary, submitted by, received by or agreed to by or on behalf of any affiliated group of which the Company is or has ever been a member, and relating to Taxes for all taxable periods for which the statute of limitations has not yet expired. No material liens exist for Taxes (other than liens for Taxes not yet due and payable) with respect to any of the assets or properties of the Company or any of its Subsidiaries. The Federal income Tax returns of the Company and its Subsidiaries and any affiliated group that includes any of them have expressly disclosed any Tax positions of the Company, such Subsidiaries or such group that, if not disclosed, could give rise to material penalties under Section 6662 of the Code. For purposes of this Agreement: (i) "Taxes" means any federal, state, local, foreign or provincial income, gross receipts, property, sales, use, license, excise, franchise, employment, payroll, withholding, alternative or added minimum, ad valorem, value-added, transfer or excise tax, or other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or penalty imposed by any Governmental Entity, and (ii) "Tax Return" means any return, report or similar statement (including the attached schedules) required to be filed with respect to any Tax, including, without limitation, any information return, claim for refund, amended return or declaration of estimated Tax.

        Section 3.10 ACTIONS AND PROCEEDINGS. Except as set forth in the Company SEC Documents filed prior to the date of this Agreement, there are, as of the date of this Agreement, no outstanding orders, judgments, injunctions, awards or decrees of any Governmental Entity against or involving (i) the Company or any of its Subsidiaries, (ii) to the Knowledge of the Company, any of the present or former directors, officers, employees, consultants, agents or stockholders of the Company or any of its Subsidiaries, as such, (iii) any of the properties, assets or businesses of the Company or any of its Subsidiaries or (iv) any Company Plan (as hereinafter defined) that, individually or in the aggregate, would have a Material Adverse Effect on the Company or materially impair the ability of the Company to perform its obligations hereunder. As of the date of this Agreement, there are no actions, suits or claims or legal, administrative or arbitrative proceedings or investigations pending or, to the Knowledge of the Company, threatened against or involving (i) the Company or any of its Subsidiaries, (ii) to the Knowledge of the Company, any of its or their present or former directors, officers, employees, consultants, agents or stockholders, as such, (iii) any of the properties, assets or businesses of the Company or any of its Subsidiaries or (iv) any Company Plan (as hereinafter defined) that, individually or in the aggregate, would have a Material Adverse Effect on the Company or materially impair the ability of the Company to perform its obligations hereunder. As of the date hereof, there are no actions, suits, labor disputes or other litigation, legal or administrative proceedings or governmental investigations pending or, to the Knowledge of the Company, threatened against or affecting (i) the Company or any of its Subsidiaries, (ii) to the Knowledge of the Company, any of its or their present or former officers, directors, employees, consultants, agents or stockholders, as such, (iii) any of the properties, assets or businesses of the Company or any of its Subsidiaries or (iv) any Company Plan, in each case relating to the transactions contemplated by this Agreement. The Company is not in default with respect to any material final judgment, order or decree of any court or any governmental agency or instrumentality.

        Section 3.11 CERTAIN AGREEMENTS. Except as set forth in Section 3.11 of the Company Letter or as provided pursuant to Section 1.7(d) hereof, neither the Company nor any of its Subsidiaries is a party to any oral or written agreement or plan, including any employment agreement, severance agreement, stock option plan, stock appreciation rights plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement. No holder of any option to purchase shares of Company Common Stock, or shares of Company Common Stock granted in connection with the performance of services for the Company or its Subsidiaries, is or will be entitled to receive cash from the Company or any Subsidiary in lieu of or in exchange for such option or shares as a result of the transactions contemplated by this Agreement, other than as provided in Section 1.5(d).

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        Section 3.12 ERISA

        (a) COMPANY PLANS. Each Company Plan (as hereinafter defined) is listed in Section 3.12(a) of the Company Letter. Except as would not have a Material Adverse Effect on the Company, each Company Plan complies in all respects with the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), the Code and all other applicable statutes and governmental rules and regulations, and (i) no "reportable event" (within the meaning of Section 4043 of ERISA) has occurred with respect to any Company Plan that is likely to have individually or in the aggregate, a Material Adverse Effect on the Company, and (ii) no action has been taken, or is currently being considered, to terminate any Company Plan subject to Title IV of ERISA. No Company Plan, nor any trust created thereunder, has incurred any "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived.

        (b) PLAN LIABILITIES. With respect to the Company Plans, no event has occurred and, to the Knowledge of the Company, there exists no condition or set of circumstances in connection with which the Company or any ERISA Affiliate or Company Plan fiduciary could be subject to any liability under the terms of such Company Plans, ERISA, the Code or any other applicable law, other than liabilities for benefits payable in the normal course, which would have a Material Adverse Effect on the Company. All Company Plans that are intended to be qualified under Section 401(a) of the Code have been determined by the IRS to be so qualified, or a timely application for such determination is now pending or a request for such a determination filed within the remedial amendment period of Section 401(b) of the Code is pending, and the Company is not aware of any reason why any such Company Plan is not so qualified in operation. Neither the Company nor any entity which is treated as a single employer along with the Company under Section 414(b),
(c), (m) or (o) of the Code maintains or contributes to, or has ever maintained or contributed to, or been required to contribute to or has otherwise incurred any liability with respect to a "multiemployer plan" within the meaning of Section 3(37) of ERISA or any plan subject to Title IV of ERISA. Except as disclosed in Section 3.12(b) of the Company Letter, neither the Company nor any of its ERISA Affiliates has any liability or obligation under any welfare plan to provide benefits after termination of employment to any employee or dependent other than as required by Section 4980B of the Code.

        (c) DEFINITIONS. As used herein, (i) "Company Plan" means a "pension plan" (as defined in Section 3(2) of ERISA), a "welfare plan" (as defined in Section 3(1) of ERISA), or any bonus, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, holiday pay, vacation, severance, death benefit, sick leave, fringe benefit, personnel policy, insurance or other plan, arrangement or understanding, in each case established or maintained by the Company or any of its ERISA Affiliates or as to which the Company or any of its ERISA Affiliates has contributed or otherwise may have any liability, and (iii) "ERISA Affiliate" means any corporation or trade or business controlled by, controlling or under common control with the Company within the meaning of
Section 414 of the Code or Section 4001(a)(14) or 4001(b) of ERISA.

        (d) EMPLOYMENT AGREEMENTS. Section 3.12(d) of the Company Letter contains a true and complete list of all (i) severance and employment agreements with the current and former directors, officers, employees, independent contractors and consultants of the Company and each ERISA Affiliate containing any obligation or liability on or after the date of this Agreement, (ii) severance programs and policies of the Company and each ERISA Affiliate with or relating to its current and former directors, officers, employees, independent contractors and consultants containing any obligation or liability on or after the date of this Agreement, and (iii) plans, programs, agreements and other arrangements of the Company and each ERISA Affiliate with or relating to its current and former directors, officers, employees, independent contractors and consultants containing change of control, acceleration of the time of payment or vesting of benefits or similar provisions currently in effect (collectively, the "Employee Agreements").

        Section 3.13 COMPLIANCE WITH WORKER SAFETY AND ENVIRONMENTAL LAWS. The properties, assets and operations of the Company and its Subsidiaries are in compliance with all applicable federal, state, local and foreign laws, rules and regulations, orders, decrees, judgments, permits and licenses relating to public and worker health and safety (collectively, "Worker Safety Laws") and the protection and clean-up of the environment and activities or conditions related thereto, including, without limitation, those relating to the generation, handling, disposal, transportation or release of hazardous materials (collectively, "Environmental Laws"), except for any violations that, individually or in the aggregate, would not have a Material Adverse Effect on the Company. With respect to such properties, assets and operations, including any previously owned, leased or operated properties, assets or operations, there are no events, conditions, circumstances, activities, practices, incidents, actions or plans of the Company or any of its Subsidiaries that may interfere with or prevent compliance or continued compliance with applicable Worker Safety Laws and Environmental Laws, other than any such interference or prevention as would not, individually or in the aggregate with any such other interference or prevention, have a Material Adverse Effect on the Company. None of the Company or any of its Subsidiaries has received or is aware of any claim or notice of violations of any applicable Environmental Laws or Worker Safety Laws other than such claims or violations as would not individually or in the aggregate have a Material Adverse Effect on the Company.

        Section 3.14 LABOR MATTERS. Neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or labor contract. Neither the Company nor any of its Subsidiaries has engaged in any unfair labor practice with respect to any Persons employed by or otherwise performing services primarily for the Company or any of its Subsidiaries (the "Company Business Personnel"), and there is no unfair labor practice complaint or grievance against the Company or any of its Subsidiaries by the National Labor Relations Board or any comparable state agency pending or threatened in writing with respect to the Company Business Personnel, except where such unfair labor practice, complaint or grievance would not have a Material Adverse Effect on the Company. There is no labor strike, dispute, slowdown or stoppage pending or, to the Knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries which may interfere with the respective business activities of the Company or any of its Subsidiaries, except where such dispute, strike or work stoppage would not have a Material Adverse Effect on the Company.

        Section 3.15 STATE TAKEOVER STATUTE. Section 203 of the DGCL is not applicable to the Transactions.

        Section 3.16 REQUIRED VOTE OF COMPANY STOCKHOLDERS. The affirmative vote of the holders of two-thirds of the outstanding shares of Company Common Stock is required to approve the Merger. No other vote of the security holders of the Company is required by law, the Certificate of Incorporation or By-laws of the Company or otherwise in order for the Company to consummate the Transactions.

        Section 3.17 BROKERS. No broker, investment banker or other Person, other than Donaldson, Lufkin & Jenerette Securities Corporation (the "Financial Advisor"), is entitled to any broker's, finder's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company. The Company has furnished Parent a true and correct copy of the engagement agreement with the Financial Advisor.

        Section 3.18 OPINION OF FINANCIAL ADVISOR. The Company has received the opinion of the Financial Advisor addressed to the Company's Board of Directors, dated the date of this Agreement, to the effect that, as of such date, the consideration to be received in the Merger by the holders of the shares of Company Common Stock is fair from a financial point of view to the Company's stockholders, other than NRG Energy, Inc. A signed copy of such opinion has been delivered to Parent.

        Section 3.19 UTILITY REGULATION. None of the Company or any of its Subsidiaries is (i) subject to regulation under the Public Utility Holding Company Act of 1935 ("PUHCA") (other than any such regulation contemplated by Section 9(a)(2), 32 or 33 of PUHCA), (ii) subject to regulation as an "electric utility" or a "public utility" as such terms are defined in the Federal Power Act (other than as contemplated by 18 C.F.R. Sections 292.601(c) or Section 32 or 33 of PUHCA), or (iii) subject to regulation by any state respecting the rates of electric utilities or the financial and organizational regulation of electric utilities as those terms are used in
Section 210(e) of the Public Utility Regulatory Policies Act of 1978 ("PURPA"), except with respect to participation in, or ownership of, an "exempt wholesale generator" as such term is defined in Section 32 of PUHCA. Not more than 50% of the ultimate ownership of the projects operated by the Subsidiaries is held by Persons primarily engaged in the generation or sale of electric power (other than electric power solely from qualifying cogeneration facilities, qualifying small power production facilities, exempt wholesale generators or foreign utilities companies (as defined in Section 33 of PUHCA)) within the meaning of the Federal Power Act. Each such project has self-certified itself to be in compliance with such requirements without objection by FERC or FERC has issued a final order stating that each such project is a facility which complies with the definition of "cogeneration facility" as set forth in 18 C.F.R. Sections 292.202(c) and which meets all of the requirements for qualification set forth in 18 C.F.R. Sections 292.203(b).

        Section 3.20 INSURANCE. Section 3.20 of the Company Letter contains a true and complete list of all material insurance policies held by the Company or any of its Subsidiaries. All such policies are in full force and effect and all related premiums have been paid to date. As of the date of this Agreement, there are no pending or, to the Knowledge of the Company, threatened disputes or communications with or from any insurance carrier denying or disputing any claim or regarding cancellation or non-renewal of any such policy which if determined adversely to the Company, would have a Material Adverse Effect on the Company.

        Section 3.21 RELATED PARTY TRANSACTIONS. No director or officer of the Company or any of its Subsidiaries or any Person which as of the date of this Agreement has a Schedule 13D or 13G on file with the Securities and Exchange Commission with respect to the Company Common Stock (each such Person, a "Significant Holder"), or any member of the immediate family of any such director, officer, Significant Holder or any Person in which any such director, officer, Significant Holder, or any member of the immediate family of any such director or officer, is an officer, director, trustee, partner or holder of more than 50% of the outstanding capital stock or equity interests, is a party to any material executory transaction with the Company or any of its Subsidiaries. There are not loans, guarantees, letters of credit or other forms of credit support provided by or on behalf of any director or officer of the Company or any of its Subsidiaries to or in favor of the Company or any of its Subsidiaries. For purposes of this Agreement, "Affiliate Arrangements" shall mean the arrangements identified on Section 3.21 of the Company Letter that will terminate at the Effective Time.

                                   ARTICLE IV

                            COVENANTS OF THE COMPANY

        Section 4.1 CONDUCT OF BUSINESS PENDING THE MERGER. Except as expressly permitted by clauses (i) through (xvi) of this Section 4.1 or as set forth in the Company Letter, during the period from the date of this Agreement through the Effective Time, the Company shall, and shall cause each of its Subsidiaries to carry on its business in the ordinary course of its business as currently conducted and, to the extent consistent therewith, use best efforts to preserve intact its current business organizations, keep available the services of its current officers and employees and preserve its relationships with customers, suppliers and others having business dealings with it to the end that its goodwill and ongoing business shall be unimpaired at the Effective Time. Without limiting the generality of the foregoing, and except as otherwise expressly contemplated by this Agreement or as set forth in the Company Letter, the Company shall not, and shall not permit any of its Subsidiaries to, without the prior written consent of Parent (which consent shall not be unreasonably withheld or delayed):

                  (i) (A) declare, set aside or pay any dividends on, or make any other actual, constructive or deemed distributions in respect of, any of its capital stock, or otherwise make any payments to its stockholders in their capacity as such (other than dividends and other distributions by Subsidiaries), (B) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (C) purchase, redeem or otherwise acquire any shares of capital stock of the Company or any of its Subsidiaries or any other interests or securities thereof or any rights, warrants or options to acquire any such shares or other interests or securities;

                  (ii) issue, deliver, sell, pledge, dispose of or otherwise encumber any shares of its capital stock or partnership interests, any other voting securities or equity equivalent or any securities convertible into, or any rights, warrants or options to acquire any such shares or interests, voting securities, equity equivalent or convertible securities, other than the issuance of shares of Company Common Stock upon the exercise of Company Stock Options outstanding on the date of this Agreement in accordance with their current terms.

                  (iii) amend its Certificate of Incorporation or charter or By-Laws;

                  (iv) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of or equity in, or by any other manner, any business or any corporation, limited liability company, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets, other than transactions that are in the ordinary course of business consistent with past practice and that have a transaction value less than $250,000 individually or $1,000,000 in the aggregate and not material to the Company and its Subsidiaries taken as a whole;

                  (v) sell, lease or otherwise dispose of, or agree to sell, lease or otherwise dispose of, any of its assets, other than transactions that are in the ordinary course of business consistent with past practice and that have a transaction value less than $250,000 individually or $1,000,000 in the aggregate;

                  (vi) incur any indebtedness for borrowed money, guarantee any such indebtedness or make any loans, advances or capital contributions to, or other investments in, any other Person, other than (A) any such obligations incurred in the ordinary course of business consistent with past practices and that are less than $500,000 in the aggregate, and
         (B) indebtedness, loans, advances, capital contributions and investments between the Company and any of its Subsidiaries or between any of such Subsidiaries;

                  (vii) alter (through merger, liquidation, reorganization, restructuring or in any other fashion) the corporate structure or ownership of the Company or of any of its Subsidiaries;

                  (viii) enter into or adopt any, or amend any existing, severance plan, agreement or arrangement or enter into or amend any Company Plan or employment or consulting agreement, except in the case of any amendments to any Company Plan, for any immaterial changes as required by applicable law;

                  (ix) increase the compensation payable or to become payable to its current or former directors, officers, employees, independent contractors or consultants or grant any severance or termination pay to, or enter into or amend any employment or severance agreement with, any current or former director, officer, employee, independent contractor or consultant of the Company or any of its Subsidiaries, or establish, adopt, enter into, or, except in the case of any amendments to any Company Plan, for any immaterial changes as may be required to comply with applicable law, amend in any material respect or take action to enhance in any material respect or accelerate the payment or vesting of any rights or benefits under, any labor, collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, officer, employee, consultant or independent contractor;

                  (x) violate or fail to perform any obligation or duty imposed upon it or any of its Subsidiaries by any applicable material federal, state or local law, rule, regulation, guideline or ordinance;

                  (xi) make any change to accounting policies or procedures (other than actions required to be taken by generally accepted accounting principles);

                  (xii) prepare or file any Tax Return inconsistent with past practice or, on any such Tax Return, take any position, make any election, or adopt any method that is inconsistent with positions taken, elections made or methods used in preparing or filing similar Tax Returns in prior periods;

                  (xiii) make any tax election or settle or compromise any material federal, state, local or foreign income tax liability;

                  (xiv) enter into any contract which involves aggregate payments in excess of $250,000 for individual contracts or $1,000,000 in the aggregate for all contracts or amend, terminate, renew or waive any rights of material value under, any Material Contract of the Company or any of its Subsidiaries; or other than as described in
         Section 4.1(xiv) of the Company Letter, make or agree to make any new capital expenditure or expenditures in excess of $250,000 individually or $500,000 in the aggregate;

                  (xv) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than (a) the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent financial statements (or the notes thereto) of the Company included in the Company SEC Documents or incurred in the ordinary course of business consistent with past practice or (b) payments of principal and interest and related fees on indebtedness owed by the Company or any of its Subsidiaries under existing revolving credit facilities and scheduled payments of principal and interest and related fees on any other indebtedness owed by the Company or any of its Subsidiaries under any existing credit facility;

                  (xvi) take any write-down of the value of any asset or take any write-off as uncollectible of any accounts or notes receivable or any portion thereof, except to the extent such write-down or write-off is required by generally accepted accounting principles or is consistent with the historic accounting policies adhered to by the Company or its Subsidiaries, as applicable; or

                  (xvii) authorize, recommend, propose or announce an intention to do any of the foregoing, or enter into any contract, agreement, commitment or arrangement to do any of the foregoing.

        Section 4.2 NO SOLICITATION

        (a) TAKEOVER PROPOSALS. The Company shall not, nor shall it permit any of its Subsidiaries to, nor shall it authorize or permit any officer, director or employee of or any financial advisor, attorney or other advisor or representative of, the Company or any of its Subsidiaries to, (i) solicit, initiate or encourage the submission of, any Takeover Proposal (as hereafter defined), (ii) enter into any agreement with respect to any Takeover Proposal or (iii) participate in any discussions or negotiations regarding, or furnish to any Person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Takeover Proposal; PROVIDED, HOWEVER, that, if the Board of Directors of the Company reasonably determines the Takeover Proposal constitutes a Superior Proposal (as defined below), then, to the extent required by the fiduciary obligations of the Board of Directors of the Company, as determined in good faith by a majority of the disinterested members thereof after receiving the advice of independent legal counsel, the Company may, in response to an unsolicited request therefor, furnish information with respect to the Company to, and enter into discussions with, any Person that has made such Takeover Proposal pursuant to a customary confidentiality agreement. For purposes of this Agreement, (i) "Takeover Proposal" means any proposal for, offer or indication of interest in a merger or other business combination involving the Company or any of its Subsidiaries or any proposal or offer to acquire in any manner, directly or indirectly, a substantial equity interest in, a substantial portion of the voting securities of, or a substantial portion of the assets of the Company or any of its Subsidiaries, other than the transactions contemplated by this Agreement, and (ii) "Superior Proposal" means a bona fide Takeover Proposal made by a third party which a majority of the disinterested members of the Board of Directors of the Company determines in its reasonable good faith judgment to be more favorable to the Company's stockholders than the Merger (after receiving the opinion, with only customary qualifications, of the Company's independent financial advisor of nationally recognized reputation that the value of the consideration provided for in such proposal exceeds the value of the consideration provided for in the Merger) and for which financing, to the extent required, is then committed or which, in the reasonable good faith judgment of a majority of such disinterested members (after receiving the advice of the Company's independent financial advisor), is highly likely to be financed by such third party.

        (b) RECOMMENDATION OF THE BOARD OF DIRECTORS. Except as expressly permitted by this Section 4.2, neither the Board of Directors of the Company nor any committee thereof shall (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to Parent or Sub, the approval or recommendation by such Board of Directors or any such committee of the Merger or (ii) approve or recommend, propose to approve or recommend, or cause the Company to enter into any letter of intent, agreement in principle or legally binding acquisition agreement (the "Company Acquisition Agreement") relating to any Takeover Proposal. Notwithstanding the foregoing, if the Company has received a Superior Proposal, the Board of Directors of the Company may (subject to this and the following sentences) terminate this Agreement, but only at a time that is more than four (4) business days following Parent's receipt of written notice advising Parent that the Company's Board of Directors is prepared to accept such Superior Proposal, specifying the material terms and conditions of such Superior Proposal and identifying the Person making such Superior Proposal; PROVIDED, HOWEVER, that (x) at the time of such termination, such proposal continues to be a Superior Proposal, taking into account any amendment of the terms of the Merger by Parent or any proposal by Parent to amend the terms of this Agreement, the Merger or any other Takeover Proposal made by Parent (a "New Parent Proposal"), and (y) concurrently with or immediately after such termination, the Company's Board of Directors shall cause the Company to enter into a definitive agreement with respect to such Superior Proposal.

        (c) NOTICE OF TAKEOVER PROPOSAL. The Company shall advise Parent orally (within one business day) and in writing (as promptly as practicable) of (i) any Takeover Proposal or any inquiry with respect to or which could lead to any Takeover Proposal, (ii) the material terms of such Takeover Proposal and (iii) the identity of the Person making any such Takeover Proposal or inquiry. The Company will keep Parent fully informed of the status and details of any such Takeover Proposal or inquiry.

        (d) PERMITTED ACTIONS OR DISCLOSURES BY THE COMPANY. Nothing contained in this Section 4.2 shall prohibit the Company from taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or from making any disclosure to the Company's stockholders if, in the good faith judgment of the Board of Directors of the Company, after consultation with independent counsel, failure so to disclose would be inconsistent with its obligations under applicable law; PROVIDED, HOWEVER, that, except as expressly provided in this
Section 4.2, neither the Company nor its Board nor any committee thereof shall withdraw or modify, or propose publicly to withdraw or modify, its position with respect to this Agreement or in connection with the Merger, or approve or recommend, or propose publicly to approve or recommend, a Takeover Proposal.

                                    ARTICLE V

                              ADDITIONAL AGREEMENTS

        Section 5.1 STOCKHOLDER MEETING. The Company will, as soon as practicable following the date of this Agreement, duly call, give notice of, convene and hold a stockholder meeting (the "Stockholder Meeting") for the purpose of considering the approval of this Agreement and the transactions contemplated hereby. The Company has, through its Board of Directors, recommended to its stockholders the adoption or approval of this Agreement, the Merger and the Amendment, shall use all reasonable efforts to solicit such approvals by its stockholders and shall not withdraw such recommendation. Without limiting the generality of the foregoing, the Company agrees that its obligations pursuant to the first sentence of this Section
5.1 shall not be affected by the commencement, public proposal, public disclosure or communication to the Company of a Takeover Proposal.

        Section 5.2 PREPARATION OF THE PROXY STATEMENT AND SCHEDULE 13e-3. The Company shall promptly prepare and, after consultation with Parent, file with the SEC the Proxy Statement and shall use its reasonable best efforts to obtain and furnish the information required to be included in the Proxy Statement and, after consultation with Parent, respond promptly to any comments made by the SEC. In connection with the Company consulting with Parent concerning the Proxy Statement, the Company shall provide Parent a reasonable opportunity to review and comment on the Proxy Statement and amendment or modification thereto prior to filing with the SEC, shall reasonably consider the comments and suggestions of Parent, shall not change without

Parent's consent any information provided by Parent for inclusion in the Proxy Statement that the Company requests of Parent, shall promptly notify Parent of the receipt of any comments or other communications from the SEC regarding the Proxy Statement and shall provide Parent a reasonable opportunity to review and comment on any response by the Company to any comments or other communications from the SEC that requires a response. The Company shall mail the Proxy Statement to its stockholders at the earliest practical date. Parent, Sub and (to the extent required by law) their respective affiliates shall promptly prepare and file, concurrent with the filing of the Proxy Statement and after consultation with the Company, with the SEC the Schedule 13e-3 and the Company shall reasonably cooperate with Parent in connection with the preparation of the Schedule 13e-3. If at any time prior to the Effective Time any event with respect to Parent, its officers and directors or Sub shall occur, which is required to be described in the Schedule 13e-3 or the Proxy Statement, such event shall be so described, and, in the case of the Schedule 13e-3, Parent will promptly give notice of such event to the Company and an appropriate amendment or supplement shall be promptly filed with the SEC and, as required by law, disseminated to the stockholders of the Company. If at any time prior to the Effective Time any event with respect to the Company, its officers and directors or any of its Subsidiaries shall occur which is required at that time to be described in the Proxy Statement or the Schedule 13e-3, such event shall be so described, and, in the case of the Proxy Statement, the Company shall promptly notify Parent of such event and an appropriate amendment or supplement shall be promptly filed with the SEC and, as required by law, disseminated to the stockholders of the Company.

        Section 5.3 ACCESS TO INFORMATION. Subject to currently existing contractual and legal restrictions applicable to the Company or any of its Subsidiaries, the Company shall, and shall cause each of its Subsidiaries to, afford to the accountants, counsel, financial advisors and other representatives of Parent hereto reasonable access to, and permit them to make such inspections as they may reasonably require of, during normal business hours during the period from the date of this Agreement through the Effective Time, all their respective properties, books, contracts, commitments and records (including, without limitation, the work papers of independent accountants, if available and subject to the consent of such independent accountants) and, during such period, the Company shall, and shall cause each of its Subsidiaries to, furnish promptly to Parent (i) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of federal or state securities laws and (ii) all other information concerning its business, properties and personnel as Parent may reasonably request. No investigation pursuant to this Section 5.3 shall affect any representation or warranty in this Agreement of any party hereto or any condition to the obligations of the parties hereto. All information obtained by Parent pursuant to this Section
5.3 shall be kept confidential in accordance with the Confidentiality Agreement, dated May 17, 1999, between Parent and the Company (the "Confidentiality Agreement").

        Section 5.4 FEES AND EXPENSES

        (a) EXPENSES. Except as provided below, all fees and expenses incurred in connection with the Transactions shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated.

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

        (b) TERMINATION FEE. The Company shall pay to Parent a termination fee of $7,500,000 if:

        (i)  the Company terminates this Agreement pursuant to Section 7.1(d);

        (ii) (A) after the date of this Agreement and prior to the termination of this Agreement, any Person makes a Takeover Proposal, (B) this Agreement is terminated pursuant to Section 7.1(b)(iii) or (c) and (C) within 12 months of the date of termination of this Agreement, the Company executes a legally binding definitive agreement or an agreement in principle pursuant to which any Person, entity or group (other than Parent, Sub or any of their affiliates), in one transaction or a series of transactions, will acquire more than 50% of the outstanding Company Common Stock or assets of the Company through any open market purchases, merger, consolidation, tender or exchange offer, recapitalization, reorganization or other business combination and such transaction or series of transactions have been consummated (an "Third Party Acquisition Event"); or

        (iii)(A) after the date of this Agreement and prior to the termination of this Agreement, any Person makes a Takeover Proposal, (B) this Agreement is terminated by Parent pursuant to Section 7.1(e) or (f), and (C) a Third Party Acquisition Event occurs within 12 months of the date of termination of this Agreement.

Any termination fee due under this Section 5.4(b) shall be paid by wire transfer of same-day funds on the date of termination of this Agreement in the case of a fee due under clause (i) of the preceding sentence, or on the date such Third Party Acquisition Event is consummated in the case of a fee due under clause (ii) or (iii) of the preceding sentence. The payment of the termination fee pursuant to this Section 5.4(b) shall constitute liquidated damages and shall be the sole and exclusive remedy of Parent and Sub if this Agreement is terminated under the circumstances described above in this
Section 5.4(b).

        Section 5.5 BEST EFFORTS

        (a) CONSUMMATION OF THE MERGER. Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement, including, but not limited to: (i) the obtaining of all necessary actions or non-actions, waivers, consents and approvals from all Governmental Entities and the making of all necessary registrations and filings (including filings with Governmental Entities) and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity (including those in connection with the HSR Act, the Regulatory Approval, the Applicable New Jersey Laws, and State Takeover Approvals), (ii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement and the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed, (iii) the taking of all reasonable actions to minimize the effects of any State Takeover Approval on the transactions contemplated hereby, and (iv) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by this Agreement. No party to this Agreement shall consent to any voluntary delay of the consummation of the Merger at the behest of any Governmental Entity without the consent of the other parties to this Agreement, which consent shall not be unreasonably withheld.

        (b) REPRESENTATIONS AND WARRANTIES. Each party shall not take any action, or enter into any transaction, which would cause any of its representations or warranties contained in this Agreement to be untrue or result in a breach of any covenant made by it in this Agreement.

        (c) DIVESTITURE. Notwithstanding anything to the contrary contained in this Agreement, in connection with any filing or submission required or action to be taken by either Parent or the Company to effect the Merger and to consummate the other transactions contemplated hereby, the Company shall not, without Parent's prior written consent, commit to any divestiture transaction, and neither Parent nor any of its Affiliates shall be required to divest or hold separate or otherwise take or commit to take any action that limits its freedom of action with respect to, or its ability to retain, the Company or any of the material businesses, product lines or assets of Parent or any of its Subsidiaries or that otherwise would have a Material Adverse Effect on Parent.

        (d) COMPANY STOCK OPTION TERMINATION NOTICES. At least sixty (60) days prior to the Effective Time, the Company will give the "Acceleration Notice" as defined in and contemplated by the Company Plans pursuant to which Company Stock Options were granted, provided that the holders of the Company Stock Options shall be entitled to the Option Consideration pursuant to
Section 1.5(d) if such holder executes and delivers the option termination agreement as contemplated by Section 1.5(d) above.

        Section 5.6 PUBLIC ANNOUNCEMENTS. Parent and the Company will not issue any press release with respect to the transactions contemplated by this Agreement or otherwise issue any written public statements with respect to such transactions without prior consultation with the other party, except as may be required by applicable law or by obligations pursuant to any listing agreement with any national securities exchange or the Nasdaq National Market.

        Section 5.7 REAL ESTATE TRANSFER AND GAINS TAX. Parent and the Company agree that either the Company or the Surviving Corporation will pay any state or local tax which is attributable to the transfer of the beneficial ownership of the Company's or its Subsidiaries' real property, if any (collectively, the "Gains Taxes"), and any penalties or interest with respect to the Gains Taxes, payable in connection with the consummation of the Merger. The Company and Parent agree to cooperate with the other in the filing of any returns with respect to the Gains Taxes, including supplying in a timely manner a complete list of all real property interests held by the Company and its Subsidiaries and any information with respect to such property that is reasonably necessary to complete such returns. The portion of the consideration allocable to the real property of the Company and its Subsidiaries shall be determined by Parent in its reasonable discretion.

        Section 5.8 INDEMNIFICATION; DIRECTORS AND OFFICERS INSURANCE.

        (a) For six years from and after the Effective Time, Parent agrees to cause the Surviving Corporation to, and shall guarantee the obligation of the Surviving Corporation to, indemnify and hold harmless all past and present officers and directors of the Company and of its Subsidiaries to the same extent such Persons are indemnified as of the date of this Agreement by the Company pursuant to the Company's Certificate of Incorporation, By-Laws or agreements in existence on the date hereof for acts or omissions occurring at or prior to the Effective Time.

        (b) Parent shall provide, or shall cause the Surviving Corporation to provide, for an aggregate period of not less than six years from the Effective Time, the Company's current directors and officers an insurance and indemnification policy that provides coverage for events occurring prior to the Effective Time (the "D&O Insurance") that is substantially similar (with respect to limits and deductibles) to the Company's existing policy or, if substantially equivalent insurance coverage is unavailable, the best available coverage; PROVIDED, HOWEVER, that the Surviving Corporation shall not be required in any year to expend more than $360,000 for such coverage (the "Maximum Premium"), and provided, further, that if the Surviving Corporation is unable to obtain the amount of such insurance required by this
Section 5.8(b) for such aggregate premiums, the Surviving Corporation shall purchase as much insurance as is obtainable for an aggregate annual premium of $360,000.

        (c) From and after the Effective Time, to the full extent permitted by the law, Parent shall, and shall cause the Company (or any successor to the Company) to, indemnify, defend and hold harmless the present officers and directors of the Company and its Subsidiaries (each an "Indemnified Party") against all losses, claims, damages, liabilities, fees and expenses (including reasonable attorneys' fees and disbursements), judgments, fines and amounts paid in settlement (collectively, "Losses") arising out of actions or omissions occurring at or prior to the Effective Time in connection with this Agreement, the Company Stockholder Agreement and the Transactions; PROVIDED, HOWEVER, that an Indemnified Party shall not be entitled to indemnification under this Section 5.8(c) for Losses arising out of actions or omissions by the Indemnified Party constituting (i) a breach of this Agreement or the Company Stockholder Agreement, (ii) grossly negligent or criminal conduct or fraud, or (iii) any violation of federal, state or foreign securities laws. In order to be entitled to indemnification under this Section 5.8(c), an Indemnified Party must give Parent and the Company prompt written notice of any third party claim which may give rise to any indemnify obligation under this Section 5.8(c), and Parent and the Company shall have the right to assume the defense of any such claim through counsel of their own choosing, subject to such counsel's reasonable judgment that separate defenses that would create a conflict of interest on the part of such counsel are not available. If Parent and the Company do not assume any such defense, they shall be liable for all reasonable costs and expenses of defending such claim incurred by the Indemnified Party, including reasonable fees and disbursements of counsel, and shall advance such reasonable costs and expenses to the Indemnified Party; PROVIDED, HOWEVER, that such advance shall be made only after receiving an undertaking from the Indemnified Party that such advance shall be repaid if it is determined that such Indemnified Party is not entitled to indemnification therefor. Neither Parent nor the Company shall be liable under this Section 5.8(c) for any Losses resulting from any settlement, compromise or offer to settle or compromise any such claim or litigation or other action, without the prior written consent of Parent and the Company.

        (d) In the event the Surviving Corporation or any successor to the Surviving Corporation (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity in such consolidation or merger or (ii) transfers all or substantially all its properties and assets to any Person, then, and in each case, proper provision shall be made so that the successors of the Surviving Corporation honor the obligations of the Company set forth in this Section 5.8.

        Section 5.9 NOTIFICATION OF CERTAIN MATTERS. Parent shall use its best efforts to give prompt notice to the Company, and the Company shall use its best efforts to give prompt notice to Parent, of: (i) the occurrence, or non-occurrence, of any event the occurrence, or non-occurrence, of which it is aware and which would be reasonably likely to cause (x) any representation or warranty by it contained in this Agreement to be untrue or inaccurate in any material respect or (y) any covenant, condition or agreement contained in this Agreement not to be complied with or satisfied in all material respects by it, (ii) any failure of Parent or the Company, as the case may be, to comply in a timely manner with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder or (iii) any change or event which would be reasonably likely to have a Material Adverse Effect on the Company; PROVIDED, HOWEVER, that the delivery of any notice pursuant to this Section 5.9 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

        Section 5.10 EMPLOYEE BENEFIT PLANS AND AGREEMENTS

        (a) COMPANY PLANS. Parent shall cause the Surviving Corporation to perform the obligations of the Company under, and comply with, the Employee Agreements and to maintain through December 31, 1999 the Company Plans (other than plans providing for the issuance of Company Common Stock or based on the value of Company Common Stock) in effect on the date of this Agreement; PROVIDED, HOWEVER, that Parent shall have no obligation to continue or renew any Employee Agreement or Company Plan that may be terminated in accordance with its terms; and PROVIDED, FURTHER, HOWEVER, that nothing in this Agreement shall confer on any individual any right to employment, compensation for employment, or employee benefits. Notwithstanding the foregoing, Parent shall have the right, at its option, to replace the Company Plans with its own benefit plans provided such plans are in the aggregate comparable (taking into account all relevant factors) with the Company Plans.

        (b) CREDIT FOR PRIOR SERVICE; WAIVER OF PRE-EXISTING CONDITIONS. In the event that Parent shall merge any Company Plan with any benefit plan of Parent or otherwise modify any Company Plan, prior service with the Company or any of its Subsidiaries will be counted for purposes of employee eligibility, seniority and vesting under such benefit plan, and any pre-existing condition shall be waived for each employee so long as such employee has had medical coverage under the Company Plans for at least six months immediately prior to the Effective Time.

        (c) CHANGE OF CONTROL. Parent agrees that for purposes of any of the Company Plans conferring rights on a current or former employee, officer or director as a result of a change of control of the Company, the consummation of the Merger shall be deemed to constitute a "Change of Control" (as that term is defined in such Company Plans).

        Section 5.11 PERFORMANCE BY SUB. Parent shall cause Sub to comply with each of its obligations hereunder and pursuant to the Company
Stockholder Agreement, including, without limitation, causing Sub to consummate the Merger as contemplated herein, and Parent hereby guarantees the performance by Sub of such obligations. Parent shall cause Sub to vote any shares of Common Stock owned by the Sub on the record date for the Stockholder Meeting to be voted for approval of this Agreement and the Merger.

        Section 5.12 ADDITIONAL CONSENTS AND APPROVALS. The Company and Parent agree that they will cooperate and use their commercially reasonable efforts to seek any waiver and/or consent required such that consummation of the Transactions will not constitute a default under the terms of (1) that certain Credit Agreement, by and among NRG Generating (Newark) Cogeneration Inc. and NRG Generating (Parlin) Cogeneration Inc., Credit Suisse, Greenwich Funding Corporation and any Purchasing Lender as Lender and Credit Suisse as Agent, dated as of May 17, 1996, as amended by Amendment Number 1, dated June 28, 1996 and (2) that certain Construction and Term Loan Agreement, by and among NRG (Morris) Cogen, L.L.C., The Chase Manhattan Bank and other Banks as Lenders, The Chase Manhattan Bank as Agent and The Chase Manhattan Bank as Collateral Agent, dated September 15, 1997, as amended by the Amendment and Consent, dated December 10, 1997.

                                   ARTICLE VI

                       CONDITIONS PRECEDENT TO THE MERGER

        Section 6.1 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligations of each party to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following conditions:

        (a) STOCKHOLDER APPROVAL. This Agreement shall have been duly approved by the requisite vote of stockholders of the Company in accordance with applicable law and the Certificate of Incorporation and By-laws of the Company.

        (b) HSR AND OTHER APPROVALS. (i) The waiting period (and any extension thereof) applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.

            (ii) All authorizations, consents, orders, declarations or approvals of, or filings with, or terminations or expirations of waiting periods imposed by, any Governmental Entity, which the failure to obtain, make or occur would have the effect of making the Merger or any of the transactions contemplated hereby illegal or would have, individually or in the aggregate, a Material Adverse Effect on Parent (assuming the Merger had taken place), shall have been obtained, shall have been made or shall have occurred.

        (c) GOVERNMENTAL ACTIONS. No statute, rule, regulation, legislation, interpretation, judgment, order or injunction shall be enacted, entered, enforced, promulgated, amended or become applicable to this Agreement or the Merger and no other action shall have been taken by any court or other Governmental Entity other than the application to the Merger of the waiting period under the HSR Act, that, in each case, would be reasonably expected to result in any of the following effects: (i) challenging the acquisition by Parent or Sub of any Company Common Stock, seeking to restrain or prohibit the making or consummation of the Merger or any other Transaction, (ii) seeking to prohibit or limit the ownership or operation by the Company, Parent or any of their respective Subsidiaries of any material portion of the business or assets of the Company, Parent or any of their respective Subsidiaries, or to compel the Company, Parent or any of their respective Subsidiaries to dispose of or hold separate any material portion of the business or assets of the Company, Parent or any of their respective Subsidiaries, (iii) seeking to impose limitations on the ability of Parent or Sub to acquire or hold, or exercise full rights of ownership of, any shares of Company Common Stock, including the right to vote the Company Common Stock purchased by it on all matters properly presented to the stockholders of the Company, (iv) seeking to prohibit Parent or any of its Subsidiaries from effectively controlling in any material respect the business or operations of the Company and its Subsidiaries in connection with the Offer, the Merger or the Agreement, or (v) which otherwise is reasonably likely to have a Material Adverse Effect on the Company.

        Section 6.2 CONDITIONS TO OBLIGATION OF THE COMPANY TO EFFECT THE MERGER. The obligation of the Company to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following additional conditions:

        (a) PERFORMANCE OF OBLIGATIONS. Each of Parent and Sub shall have performed in all material respects each of its agreements contained in this Agreement required to be performed on or prior to the Effective Time.

        (b) REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties of Parent and Sub contained in this Agreement shall be true and correct, provided that such representations and warranties shall be deemed to be true and correct unless the failure of such representations and warranties to be so true and correct would have a Material Adverse Effect on Parent or would prevent Parent from consummating the transactions contemplated by the Agreement, in each case as if such representations and warranties were made at the time of such termination (except to the extent such representations or warranties expressly relate to an earlier date).

        (c) CERTAIN CONSENTS. In obtaining any approval or consent required to consummate any of the transactions contemplated herein, no Governmental Entity shall have imposed or shall have sought to impose any condition, penalty or requirement which, in the reasonable opinion of the Company, individually or in the aggregate, would have a Material Adverse Effect on Parent (assuming the consummation of the Merger).

        Section 6.3 CONDITIONS TO OBLIGATIONS OF PARENT AND SUB TO EFFECT THE MERGER. The obligations of Parent and Sub to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following additional conditions:

        (a) PERFORMANCE OF OBLIGATIONS. The Company shall have complied with the provisions of Section 4.1 of the Agreement, and the Company shall have complied with any agreement or covenant in any material respect of the Company to be performed or complied with by it under the Agreement.

        (b) REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties of the Company contained in this Agreement shall be true and correct, provided that such representations and warranties shall be deemed to be true and correct unless the failure of such representations and warranties to be so true and correct would have a Material Adverse Effect on the Company or would prevent the Company from consummating the transactions contemplated by the Agreement, in each case as if such representations and warranties were made at the time of such termination (except to the extent such representations or warranties expressly relate to an earlier date).

        (c) LITIGATION. There shall not be instituted or pending any suit, action or proceeding by any Governmental Entity or by any other Person initiated as a result of this Agreement or any transactions contemplated hereby (i) challenging the acquisition by Parent or Sub of any Company Common Stock, seeking to restrain or prohibit the making or consummation of the Merger or any other Transaction, (ii) seeking to prohibit or limit the ownership or operation by the Company, Parent or any of their respective Subsidiaries of any material portion of the business or assets of the Company, Parent or any of their respective Subsidiaries, or to compel the Company, Parent or any of their respective Subsidiaries to dispose of or hold separate any material portion of the business or assets of the Company, Parent or any of their respective Subsidiaries, (iii) seeking to impose limitations on the ability of Parent or Sub to acquire or hold, or exercise full rights of ownership of, any shares of Company Common Stock, including the right to vote the Company Common Stock purchased by it on all matters properly presented to the stockholders of the Company, (iv) seeking to prohibit Parent or any of its Subsidiaries from effectively controlling in any material respect the business or operations of the Company and its Subsidiaries in connection with the Merger or the Agreement, or (v) which otherwise is reasonably likely to have a Material Adverse Effect on the Company.

        (d) MATERIAL ADVERSE EFFECT. Since the date of the Agreement, there shall not have occurred any event, change, effect or development that, individually or in the aggregate, has had or would be reasonably expected to have a Material Adverse Effect on the Company.

                                   ARTICLE VII

                        TERMINATION, AMENDMENT AND WAIVER

        Section 7.1 TERMINATION. This Agreement may be terminated at any time prior to the Effective Time, whether before or after any approval of the matters presented in connection with the Merger by the stockholders of the Company or Parent:

        (a)  by mutual written consent of Parent and the Company;

        (b)  by either Parent or the Company:

        (i) if the Merger has not been effected on or prior to the close of business on February 28, 2000 (the "Outside Date"); PROVIDED, HOWEVER, that the right to terminate this Agreement pursuant to this
   Section 7.1(b)(i) shall not be available to any party whose material and willful failure to fulfill any of its obligations contained in this Agreement has been the cause of, or resulted in, the failure of the Merger to have occurred on or prior to the Outside Date; PROVIDED; HOWEVER that if the sole reason that the Merger shall not have been consummated by the Outside Date is the failure to hold the Stockholder Meeting by February 28, 2000, the Outside Date shall be extended to March 31, 2000;

        (ii) if any court or other Governmental Entity having jurisdiction over a party hereto shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and nonappealable; or

        (iii) if the stockholders of the Company fail to approve this Agreement and the Merger at the Stockholder Meeting or any adjournment or postponement thereof;

        (c) by Parent if prior to the Effective Time, the Company's Board of Directors or any committee thereof shall have withdrawn or modified in a manner adverse to Sub or Parent its approval or recommendation of the Transactions or shall have recommended or approved a Company Superior Proposal, or shall have resolved to do any of the foregoing;

        (d) by the Company, upon approval of its Board of Directors in accordance with Section 4.2(b); PROVIDED, HOWEVER, that any termination of this Agreement pursuant to this Section 7.1(d) shall not be effective until the Company has made full payment of all amounts provided under Section 5.4(b);

        (e) by either Parent or the Company if the other party shall have breached or failed to comply in any material respect with any of its covenants or agreements other than Section 4.1 contained in this Agreement required to be performed or complied with prior to the date of such termination, which failure to comply has not been cured within thirty business days following receipt by such other party of written notice from the non-breaching party of such failure to comply or by Parent if the Company shall have breached or failed to comply with Section 4.1; or

        (f) by either Parent or the Company if there has been a breach by the other party (in the case of Parent, including any material breach by Sub) of any representation or warranty that individually or in the aggregate has a Material Adverse Effect on the breaching party or would prevent such breaching party from consummating the transactions contemplated by this Agreement.

        The right of any party hereto to terminate this Agreement pursuant to this Section 7.1 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any party hereto, any Person controlling any such party or any of their respective officers or directors, whether prior to or after the execution of this Agreement.

        Section 7.2 EFFECT OF TERMINATION. In the event of termination of this Agreement by either Parent or the Company, as provided in Section 7.1, this Agreement shall forthwith become void and there shall be no liability hereunder on the part of the Company, Parent, Sub or their respective officers or directors (except for the last sentence of Section 5.3 and the entirety of Sections 5.4, 8.6, 8.7, 8.9 and 8.10, which shall survive the termination); PROVIDED, HOWEVER, that nothing contained in this Section 7.2 shall relieve any party hereto from any liability for any willful breach of a representation or warranty contained in this Agreement or the breach of any covenant contained in this Agreement.

        Section 7.3 AMENDMENT. This Agreement may be amended by the parties hereto, by or pursuant to action taken by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by the stockholders of the Company, but, after any such approval, no amendment shall be made which by law requires further approval by such stockholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

        Section 7.4 WAIVER. At any time prior to the Effective Time, the parties hereto may (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties of the other parties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein which may legally be waived. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

        Section 8.1 NON-SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall terminate at the Effective Time.

        Section 8.2 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given when delivered personally, one day after being delivered to an overnight courier or when sent via facsimile (with a confirmatory copy sent by overnight courier) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

        (a)      if to Parent or Sub, to

                 Calpine Corporation
                 50 West San Fernando Street
                 San Jose, CA  95113
                 Attention:  John T. King, Vice President
                 Fax:  (408) 995-0505

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

                 with a copy to:

                 Howard, Smith & Levin LLP
                 1330 Avenue of the Americas
                 New York, NY  10019
                 Attention:  William R. Collins
                 Fax:  (212) 841-1010

        (b)      if to the Company, to

                 Cogeneration Corporation of America.
                 One Carlson Parkway, Suite 240
                 Minneapolis, Minnesota 55447-4454
                 Attention:  Julie A. Jorgensen
                             President and Chief Executive Officer
                 Facsimile No.: (612) 745-7901

                 with a copy to:

                 Kaplan, Strangis and Kaplan, P.A.
                 5500 Norwest Center
                 Minneapolis, Minnesota 55402
                 Attention: Bruce J. Parker
                 Facsimile No.: (612) 375-1143

        Section 8.3 INTERPRETATION. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

        Section 8.4 COUNTERPARTS. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

        Section 8.5 ENTIRE AGREEMENT; NO THIRD-PARTY BENEFICIARIES. This Agreement, except and as provided in the last sentence of Section 5.3, constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. Except as provided pursuant to Section 5.8 and 5.10, this Agreement is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

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

        Section 8.6 GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

        Section 8.7 ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties.

        Section 8.8 SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other terms, conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic and legal substance of the transactions contemplated hereby are not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement may be consummated as originally contemplated to the fullest extent possible.

        Section 8.9 ENFORCEMENT OF THIS AGREEMENT. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific wording or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, such remedy being in addition to any other remedy to which any party is entitled at law or in equity.

        Section 8.10 CONSENT TO JURISDICTION. Each of the parties hereto (a) consents to submit itself to the non-exclusive personal jurisdiction of any Federal court located in the State of Delaware or any Delaware state court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, and (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion.

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                                       36

        IN WITNESS WHEREOF, Parent, Sub and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized all as of the date first written above.

                                       COGENERATION CORPORATION OF AMERICA

                                       By:  /s/ Julie A. Jorgensen
                                       ---------------------------------------
                                       Julie A. Jorgensen
                                       President and Chief Executive Officer


                                       CALPINE CORPORATION

                                       By:  /s/ John T. King
                                       ---------------------------------------
                                       John T. King
                                       Vice President


                                       CALPINE EAST ACQUISITION CORP.

                                       By:  /s/ John T. King
                                       ---------------------------------------
                                       John T. King
                                       Vice President

                                       37